Exhibit 10.1

Execution Version

ASSET PURCHASE AGREEMENT

Dated as of July 20, 2008

by and between

CROWDFUNDER, INC.

and

Gubb, inc.

TABLE OF CONTENTS

		Page

SECTION 1.	Certain Definitions	1

SECTION 2.	Transfer of Assets and Payment of Purchase Price	3
2.1	Agreement to Sell and Purchase	3
2.2	[Intentionally Omitted]	3
2.3	Excluded Liabilities	3
2.4	Purchase Price	3
2.5	Closing. The closing of the sale of the Assets to Buyer and all related transactions described herein (the “Closing”) shall take place remotely via the exchange of documents and signatures on the later of (a) July 20, 2008 or (b) seven (7) business days following the effectiveness of the Buyer’s registration statement with the Securities and Exchange Commission), or at such other time and place as the Buyer and Seller mutually agree upon, orally or in writing (such date, the “Closing Date”)	4
2.6	Closing Costs; Transfer Taxes and Fees	4

SECTION 3.	Representations and Warranties of Seller	4
3.1	Authorization	4
3.2	Consents; No Conflicts	4
3.3	Title to Assets	5
3.4	Intellectual Property	5
3.5	Liabilities. There are no accrued, contingent or other Liabilities of any nature, either matured or unmatured relating to the Assets except for: (a) Liabilities incurred by the Seller in connection with the Assets in the ordinary course of business consistent with the past practices of Seller not yet due and payable and (b) Liabilities of the Seller under the Acquired Contracts not yet due and payable	6
3.6	Contracts	7
3.7	Compliance with Law; Legal Proceedings	7
3.8	Permits and Licenses	7
3.9	Tax Matters	7
3.10	Governmental Approvals	7
3.11	Non Contravention; Consents. Neither the execution and delivery by the Seller of any of the Transaction Documents, nor the consummation or performance by the Seller of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):	7
3.12	Brokers. The Seller has not agreed or become obligated to pay, nor has Seller taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions	8
3.13	Representations and Warranties	8

i

SECTION 4.	Representations and Warranties of Buyer	8
4.1	Authorization	8
4.2	Litigation. There are no actions, suits, proceedings or investigations pending, or to the Buyer’s Knowledge, threatened, that question the validity of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated thereby	8
4.3	Approvals. All consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been obtained or will be obtained prior to the Closing Date (subject to any necessary filings required by applicable securities laws that may properly be obtained following the Closing Date)	8
4.4	Brokers. The Buyer has not agreed or become obligated to pay, nor has Buyer taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions	9
4.5	Representations and Warranties	9

SECTION 5.	Deliveries of Seller on the Closing Date	9

SECTION 6.	Deliveries of Buyer on the Closing Date	9

SECTION 7.	Additional Agreements and Covenants	9
7.1	Cooperation of Buyer and Seller	9
7.2	Further Assurances of Seller and Buyer	9

SECTION 8.	Indemnification	10
8.1	Indemnification by Seller	10
8.2	Indemnification by Buyer	10
8.3	Procedures for Third-Party Indemnification	10

SECTION 9.	Survival of Representations; Effect of Certificates	10

SECTION 10.	Brokerage Indemnity	10

SECTION 11.	Notices	11

SECTION 12.	Termination	11

SECTION 13.	Miscellaneous	12
13.1	Entire Agreement	12
13.2	Governing Law	12
13.3	Representation by Counsel	12
13.4	Benefit of Parties; Assignment	12
13.5	Pronouns	13
13.6	Headings	13
13.7	Expenses	13
13.8	Counterparts and Facsimiles	13

ii

13.9	Dispute Resolution	13
13.10	Confidentiality	14

iii

EXHIBITS

Exhibit A	Assets
Exhibit B	Excluded Assets
Exhibit C	Form of Bill of Sale and Assignment Agreement
Exhibit D	Form of Registration Rights Agreement

i

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 20, 2008, is by and between CROWDFUNDER, INC., a Colorado corporation (“Buyer”), and GUBB, INC., a California corporation (“Seller”).

RECITALS:

A.                                   Seller owns certain software identified on Exhibit A hereto (the “Software”) and certain other assets commonly known as “Gubb.net”.

B.                                     Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the terms and conditions set forth herein, all of Seller’s right, title and interest in and to the Software and certain other assets.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

SECTION 1.    Certain Definitions.  For purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings set forth below:

“Actions” mean any claims, actions, suits, proceedings and investigations, whether at law or in equity, before any court, arbitrator, arbitration panel or Governmental Authority.

“Affiliate” of a party means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such party.

“Assets” means the Software and any other assets that are identified on Exhibit A hereto; provided, however, that the Assets shall not include any Excluded Assets.

“Assignment Agreement” means the Bill of Sale and Assignment Agreement between Buyer and Seller pursuant to which the Seller shall deliver good, valid and marketable title in and to the Assets to Buyer.

“Closing” means the closing of the transactions contemplated hereby.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

“Contracts” means all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind, and all amendments thereto and modifications thereof, in each case whether written or oral.

“Damages” means losses, liabilities, obligations, penalties, costs, damages, claims and expenses (including reasonable costs of investigation and attorneys’ fees and disbursements).

“Excluded Assets” means and includes all assets identified on Exhibit B hereto.

“Governmental Authority” means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, Federal, state, provincial or local.

“Intellectual Property Rights” means any intellectual property, industrial property and any other proprietary rights that may exist or be created under the laws of any jurisdiction throughout the world, including all Proprietary Rights, any applications for registration and registrations of the foregoing property and the foregoing rights (whether pending, existing, abandoned or expired), and any physical embodiments of the foregoing property and the foregoing rights.

“Laws” means, with respect to a Person, all applicable laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means debts, liabilities, claims, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, matured or unmatured, or of any other nature.

“Lien” means any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest or encumbrance of any nature.

“Open Source Materials” software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software, including, without limitation, software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

“Person” means any natural person, corporation, trust, business trust, joint venture, association, company, firm, partnership, limited liability company or other entity or government or Governmental Authority.

“Proprietary Rights” means all of Seller’s registered copyrights and all applications therefor, unregistered copyrights, registered trademarks and all applications therefor, unregistered trademarks, service marks, trade names, internet domain names, logos, designs, trade secrets, know-how, customer lists and general intangible assets.

“Seller’s Knowledge” means the knowledge, assuming due inquiry, of Joseph Bergeron III.

“Registration Rights Agreement” means the agreement by and between Seller and Buyer relating to the shares of restricted stock issued to Seller in consideration for the Assets.

“Taxes” mean all taxes, charges, fees, levies, customs, duties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transaction Documents” means, collectively, this Agreement, the Assignment and Assumption Agreement, the Registration Rights Agreement, and the other documents, instruments and agreements to be executed and delivered in connection with the transactions contemplated hereby or thereby.

SECTION 2.   Transfer of Assets and Payment of Purchase Price.

2.1       Agreement to Sell and Purchase.  Based upon and subject to the terms and conditions, and representations and warranties, of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date, and Buyer hereby agrees to purchase and accept on the Closing Date, all right, title or interest of Seller in and to the Assets, free and clear of all Liens and Liabilities.

2.2       [Intentionally Omitted].

2.3       Excluded Liabilities.  Except as expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any of Seller’s Liabilities (collectively, the “Excluded Liabilities”).

2.4       Purchase Price.

(a)      Upon the terms and subject to the conditions set forth herein, Buyer shall issue to Seller in consideration for the Assets 920,000 shares of restricted common stock of the Buyer at a per share price of $0.2725 for a total purchase price of $250,700 (the “Purchase Price”).

(b)      Within 60 days following the Closing Date, the Buyer and the Seller shall mutually agree on a written statement setting forth the parties’ good faith determination of the manner in which the consideration referred to in Section 2.4(a) is to be allocated among the

Assets.  The parties acknowledge and agree that such allocation is consistent with Section 1060 of the Code.  The allocation prescribed by such statement shall be conclusive and binding upon the parties for all purposes, and neither party shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Authority that is inconsistent with such allocation, unless required by an applicable Legal Requirement.

2.5       Closing.  The closing of the sale of the Assets to Buyer and all related transactions described herein (the “Closing”) shall take place remotely via the exchange of documents and signatures on the later of (a) July 20, 2008 or (b) seven (7) business days following the effectiveness of the Buyer’s registration statement with the Securities and Exchange Commission), or at such other time and place as the Buyer and Seller mutually agree upon, orally or in writing (such date, the “Closing Date”).

2.6       Closing Costs; Transfer Taxes and Fees.  Seller shall be responsible for any and all transfer Taxes and any sales or other Taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.  Seller shall pay the fees and costs of recording or filing all applicable conveyance instruments, and shall pay the fees and costs of recording or filing all UCC termination statements and other releases of Liens necessary to deliver the Assets as contemplated herein.

SECTION 3.   Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:

3.1       Authorization.  Seller is duly incorporated, validly existing and in good standing under the laws of the State of California.  Seller has the power and authority to own, operate, lease, possess or dispose of the properties, including the Assets, that it purports to own, operate, possess or lease and to own and operate its business as currently conducted.  Seller has the power, authority and legal right to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  Each Transaction Document executed and delivered by Seller has been duly executed and delivered thereby, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law, in equity or in arbitration)).

3.2       Consents; No Conflicts.  No consent, approval, waiver of, notice to, or filing with, any other Person is required on behalf of Seller in connection with the execution, delivery or performance by it of the Transaction Documents executed and delivered by Seller, or the consummation of the transactions contemplated thereby.  The execution and delivery by Seller of the Transaction Documents executed and delivered by Seller do not, and the performance by Seller of its obligations thereunder and the consummation of the transactions contemplated thereby do not (a) violate or conflict with any provision of Seller’s Certificate of Incorporation or bylaws, (b) violate or breach, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination or cancellation) under, or give rise to or accelerate any material obligation under, any contract to which Seller is a party or by which Seller or any of its assets are bound; or (c) violate any Law.

3.3       Title to Assets.  The Seller owns and has good, valid and marketable title to all of the Assets, including without limitation all of the Intellectual Property Rights included in the Assets.  All of the Assets are owned by the Seller free and clear of any Liens.  Following the Closing, Buyer will have good and valid title to the Assets, free and clear of all title defects, objections or Liens and Liabilities.  None of the Assets are being leased or licensed to the Seller.

3.4       Intellectual Property.

(a)           The Seller owns or possesses sufficient right, title and interest in and to all Intellectual Property Rights necessary for the utilization of the Assets as now utilized and as presently proposed to be utilized by Buyer, which Assets are sufficient to allow the Buyer to continue to utilize the Assets at and following the Closing (collectively, “Business Intellectual Property Rights”).  Exhibit A lists all Business Intellectual Property Rights subject to a registration or application for registration of any kind and any material Business Intellectual Property Rights regardless of whether subject to an registration or application for registration, and specifies as to each all such Business Intellectual Property Rights, (i) the nature of the Business Intellectual Property Right, (ii) the owner of the Business Intellectual Property Right (and, in the case that the Seller is not the owner, the nature of the rights held by the Seller); and (iii) the jurisdictions by or in which such Business Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and dates of issuance, registration or filing.

(b)           The Seller is the sole and exclusive owner of all right, title and interest in and to the Business Intellectual Property Rights free and clear of all encumbrances or other rights, licenses, equities or claims.  Other than with respect to generally commercially available software products obtained by the Seller in object code form under standard end-user license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances, obligations or shared ownership interests of any kind relating to the Business Intellectual Property Rights, nor is the Seller bound by or a party to any options, licenses, obligations or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity.  All of the Business Intellectual Property Rights are valid, subsisting and enforceable.  The Company has taken reasonable steps to protect, preserve and maintain the Business Intellectual Property Rights.

(c)           To the Seller’s knowledge, the Assets, as utilized in the past, as now utilized, and as presently proposed to be utilized by Buyer does not and will not, and the products and services developed, marketed or sold (or proposed to be developed, marketed or sold) by the Seller do not and will not, infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other party.  To the Seller’s knowledge, no person has infringed, misappropriated or otherwise violated, and is not now infringing, misappropriating or otherwise violating, any Business Intellectual Property Rights.  The Seller has not received any communications alleging, and otherwise has no knowledge of (i) the invalidity or unenforceability of any Business Intellectual Property Rights, (ii) any infringement, misappropriation or other violation or breach by the Seller of any Intellectual Property Rights of any other person, or (iii) any conflict between the rights held by the Seller in any Intellectual Property Rights and the rights of any other person.  For purposes of this Section 3.4, the Seller shall be deemed to have knowledge of a patent right if the Seller has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(d)           It will not be necessary to use in connection with the Assets as now utilized and as presently proposed to be utilized by Buyer any Intellectual Property Rights invented, conceived of, authored, created, reduced to practice or developed by any of its employees or contractors prior to their employment or engagement by the Seller.  Each employee and contractor of the Seller has assigned to the Seller pursuant to a legally binding agreement all Intellectual Property Rights he or she owns or possesses that are related to the Business Intellectual Property Rights and the Assets as now utilized and as presently proposed to be utilized by Seller.  The execution nor delivery of this Agreement will not, to the Seller’s Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, contract, covenant or instrument under which any of such employees or contractor is now obligated.  No employee or contractor of the Seller is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Business Intellectual Property Rights.

(e)           At no time during the conception or reduction to practice of any the Business Intellectual Property Rights was any developer, inventor, author or other contributor to such Business Intellectual Property Rights operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source, or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Seller’s rights in such Business Intellectual Property Rights.

(f)            Exhibit A lists all Open Source Materials ever utilized or distributed in any manner or form by the Company and lists the license applicable to the Open Source Materials, lists all Assets with which the Open Source Materials are utilized or distributed, and describes the manner in which the Open Source Materials have been utilized or distributed.  Without limiting the foregoing, as to any Open Source Materials ever utilized or distributed by the Company, the Company is in compliance with the terms of each license applicable to the Open Source Materials, and none of the licenses applicable to the Open Source Materials, as a condition of the use or distribution of the Open Source Materials, require or impose any limitation, restriction or condition on the use or distribution of any other software incorporated into, derived from or used or distributed with the Open Source Materials.

(g)           The Seller is in compliance with (i) all applicable laws governing the collection, use or transfer of personal information, (ii) the privacy policies of Seller and Seller’s customers, and (iii) related policies, programs or other notices applicable to Seller’s collection or use of personal information.

3.5           Liabilities.  There are no accrued, contingent or other Liabilities of any nature, either matured or unmatured relating to the Assets except for:  (a) Liabilities incurred by the Seller in connection with the Assets in the ordinary course of business consistent with the past practices of Seller not yet due and payable and (b) Liabilities of the Seller under the Acquired Contracts not yet due and payable.

3.6           Contracts.  The Seller is not a party to, or bound to, any Contracts that relate to the ownership and operation of any of the Assets.

3.7           Compliance with Law; Legal Proceedings.  Seller has, in connection with the ownership of the Assets, complied in all material respects with all Laws, and there are no known violations of any Law.  Seller has not received, at any time prior to the Closing Date, from any Person any written or oral claim of violation of any Law arising from or in connection with Seller’s ownership of the Assets.  There are no Actions pending or, to Seller’s Knowledge, threatened against or affecting the Assets.

3.8           Permits and Licenses.  The Seller does not have any local, municipal, state and federal consents, orders, filings, franchisees, permits, licenses, agreements, waivers and authorizations required in connection with the ownership of the Assets.

3.9           Tax Matters.

(a)           The Seller has filed all Tax Returns with respect to the Assets that it was required to file and all such Tax Returns were correct and complete in all material respects.  All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid.  The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return.

(b)           There is no material dispute or claim concerning any Tax Liability of the Seller with respect to the Assets either (i) claimed or raised by any authority in writing or (ii) as to which the Seller otherwise has Knowledge.  There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(c)           The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.10         Governmental Approvals.  To Seller’s Knowledge, no authorization, approval, order, license, permit, franchise or consent of any Governmental Authority and no registration, declaration or filing by Seller with any Governmental Authority is required in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby.

3.11         Non Contravention; Consents.  Neither the execution and delivery by the Seller of any of the Transaction Documents, nor the consummation or performance by the Seller of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):

(a)           to the Knowledge of Seller, contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any order to which the Seller or any of the Assets is subject;

(b)           cause the Buyer or any Affiliate of the Buyer to become subject to, or to become liable for the payment of, any Tax;

(c)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization included in the Assets;

(d)           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which Seller is a party or to which either is otherwise bound;

(e)           give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

(f)            result in the imposition or creation of any Lien upon or with respect to any of the Assets.

3.12         Brokers.  The Seller has not agreed or become obligated to pay, nor has Seller taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

3.13         Representations and Warranties.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements made not misleading.  To Seller’s Knowledge, there are no other facts or circumstances not disclosed herein that may adversely affect the value of the Assets.

SECTION 4.    Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

4.1           Authorization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  Buyer has the power, authority and legal right to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  Each Transaction Document executed and delivered by Buyer has been duly executed and delivered thereby, and constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law, in equity or in arbitration)).

4.2           Litigation.  There are no actions, suits, proceedings or investigations pending, or to the Buyer’s Knowledge, threatened, that question the validity of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated thereby.

4.3           Approvals.  All consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been obtained or will be obtained prior to the Closing Date (subject to any necessary filings required by applicable securities laws that may properly be obtained following the Closing Date).

4.4           Brokers.  The Buyer has not agreed or become obligated to pay, nor has Buyer taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

4.5           Representations and Warranties.  The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements made not misleading with respect to the power and authority of Buyer to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

SECTION 5.    Deliveries of Seller on the Closing Date.  Seller agrees on the Closing Date to deliver to Buyer the following (a) the Assignment Agreement in the form attached as Exhibit C, (b) the Registration Rights Agreement in the form attached as Exhibit D, (c) the assignment of other documents as counsel for Buyer may reasonably request or may otherwise be reasonably necessary for the purpose of consummating the transactions described herein, and (d) evidence satisfactory to Buyer that all required consents and approvals, or waivers, for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained.

SECTION 6.    Deliveries of Buyer on the Closing Date.  Buyer agrees on the Closing Date to deliver to Seller the following (a) the Purchase Price to be delivered pursuant to Section 2.4, (b) the Assignment Agreement in the form attached as Exhibit C and (c) the Registration Rights Agreement in the form attached as Exhibit D.

SECTION 7.    Additional Agreements and Covenants.

7.1           Cooperation of Buyer and Seller.  Seller will cooperate with Buyer, and Seller will use all reasonable efforts to have employees of Seller cooperate with Buyer, at Buyer’s request and expense, after the Closing in furnishing information, evidence, testimony and other assistance in connection with any Actions involving Seller and based upon, acts of Seller that were in effect or occurred on or prior to the Closing with respect to the Assets.  Additionally, Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other Action, or other matters relating to the period prior to the Closing Date.

7.2           Further Assurances of Seller and Buyer.  Seller agrees at any time and from time to time after the Closing, upon the request of Buyer, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring and conveying to Buyer, or to any Person to whom Buyer assigns this Agreement, of the Assets, and to carry out the terms and conditions of this Agreement.  Buyer agrees at any time and from time to time after the Closing, upon the request of Seller, to do or cause to be done all such further acts as may be required to carry out the terms and conditions of this Agreement.

SECTION 8.    Indemnification.

8.1           Indemnification by Seller.  Seller agrees to indemnify Buyer and its shareholders, Affiliates, successors, all past and present employees, officers, directors, agents, insurers and assigns of Buyer against and hold it, him or her harmless from any and all Damages that Buyer or its shareholders, Affiliates, successors, all past and present employees, officers, directors, agents, insurers and assigns of Buyer may sustain at any time by reason of any of the Excluded Liabilities or the breach or inaccuracy of, or failure by Seller to comply with, any of the warranties, representations, conditions, covenants or agreements of Seller contained in this Agreement or in any agreement, certificate or document executed and delivered pursuant to or in connection with this Agreement or the Closing.

8.2           Indemnification by Buyer.  Buyer agrees to indemnify and hold Seller and its shareholders, Affiliates, successors, all past and present employees, officers, directors, agents, insurers and assigns of Seller harmless from and against any and all Damages that it, she or he may sustain at any time by reason of any breach or inaccuracy of, or failure by Buyer to comply with, any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement or in any agreement, certificate or document executed and delivered pursuant to or in connection with this Agreement or the Closing

8.3           Procedures for Third-Party Indemnification.  In those instances in which a third-party claim is asserted against any party hereto, or any party hereto is made a party defendant in any third-party action or proceeding, and such claim, action or proceeding involves a matter that is the subject of this indemnification, then such party (an “Indemnified Party”) shall give written notice to the other party hereto (the “Indemnifying Party”) of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party’s cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and, if the Indemnified Party is reasonably assured of the Indemnifying Party’s ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

SECTION 9.    Survival of Representations; Effect of Certificates.  The parties hereto agree that all representations, warranties, covenants, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the Closing.

SECTION 10.    Brokerage Indemnity.  Buyer and Seller each represent to the other that no broker or finder has been involved with any of the transactions relating to this Agreement.  In the event of a claim by any broker or finder that such broker or finder represented or was retained by Seller or Buyer, Seller or Buyer, as the case may be, agrees to indemnify and hold the other harmless from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys’ fees and disbursements, which may be incurred in connection with such claim.

SECTION 11.    Notices.  All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

To Buyer:

CrowdFunder, Inc.
875 Dellwood Avenue
Boulder, Colorado 80304
Attention:  Mark Kreloff

– copy to –

Holme Roberts & Owen LLP
1801 13th Street, Suite 300
Boulder, Colorado  80302-5259
Attention:  Adam Sher

provided, that any notice of change of address shall be effective only upon receipt.

SECTION 12.    Termination.

12.1         This Agreement may be terminated at any time prior to the Closing by any of the following:

(a)           by mutual written agreement of Buyer and Seller;

(b)           by either Buyer or Seller if the Closing has not occurred by 11:59 p.m., July 31, 2008, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the reason for the Closing’s failure to occur;

(c)           subject to the provisions of Section 12.2, by Buyer, by written notice to Seller, if there has been a material violation or breach of any of Seller’s covenants or agreements made herein or in connection herewith or if any representation or warranty of Seller made herein or in connection herewith proves to be materially inaccurate or misleading with respect to Seller; or

(d)           subject to the provisions of Section 12.2, by Seller, by written notice to Buyer, if there has been a material violation or breach of any of Buyer’s covenants or agreements made herein or in connection herewith or if any representation or warranty of Buyer made herein or in connection herewith proves to be materially inaccurate or misleading with respect to Buyer.

12.2         If this Agreement is terminated as provided in Section 12.1, then there shall be no liability or obligation on the part of any party hereto (or any of its respective officers, directors or employees) except that if Buyer terminates this Agreement pursuant to clause 12.1(c) or Seller terminates this Agreement pursuant to clause 12.1(d), the non-terminating party shall remain liable for any breach hereof.

SECTION 13.    Miscellaneous.

13.1         Entire Agreement.  This Agreement, including the Exhibits hereto, sets forth the entire agreement and understanding among the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among it as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party that is to be bound thereby.  Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit and terms defined in any Exhibit shall have the same meanings when used in the Agreement.  This Agreement (including the Exhibits hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

13.2         Governing Law.  This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Colorado without giving effect to principles of conflicts of law.

13.3         Representation by Counsel.  Each party hereto represents and agrees with the other that it has been represented by independent counsel of its own choosing; it has had the full right and opportunity to consult with its respective attorneys and other advisors and has availed itself of this right and opportunity; its authorized officers have carefully read and fully understand this Agreement in its entirety and have had it fully explained to it by such party’s counsel; it is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

13.4         Benefit of Parties; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and its respective successors, legal representatives and permitted assigns.  The Agreement may not be assigned by either Buyer or Seller except with the prior written consent of the other party; provided that no prior consent shall be required for an assignment of this Agreement by Buyer to a direct or indirect wholly-owned subsidiary.  Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

13.5     Pronouns.  Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, the use of the singular shall be deemed to refer also to the plural and the use of the plural shall be deemed to refer also to the singular.

13.6     Headings.  The headings in the sections, paragraphs, Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.  The words “herein,” “hereof,” “hereto” and “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

13.7     Expenses.  The parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its respective counsel, accountants and financial advisors.

13.8     Counterparts and Facsimiles.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

13.9     Dispute Resolution.

(a)           If any dispute or difference of any kind whatsoever shall arise between the Buyer or the Seller (each a “Disputing Party”) in connection with, or arising out of, this Agreement, or the material breach, termination or validity thereof (a “Dispute”), the Disputing Parties shall attempt, in good faith, to settle the Dispute in the first instance by mutual discussions.  All negotiations under this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Disputing Parties during the negotiations shall be admissible for any purpose in any subsequent proceedings.  If any Dispute is not resolved within thirty (30) days of receipt by a Disputing Party of notice of a Dispute (or within such longer period as to which the Disputing Parties have agreed in writing), then, on the request of any Disputing Party, the Dispute shall be submitted to arbitration in accordance with Section 13.10(b) below.

(b)           Any Dispute not resolved in accordance with Section 13.10(a) shall, on the receipt of an arbitration demand, be finally and exclusively settled through binding arbitration under and in accordance with the Commercial Rules of the American Arbitration Association (the “AAA”), or any successor thereto (the “Rules”), then in effect. The arbitration shall be held, and the award shall be issued in, Denver, Colorado.  The arbitration shall be conducted before one neutral arbitrator. The arbitrator shall be appointed by agreement of the Disputing Parties within 30 days of the filing of the demand for arbitration with the AAA.  If the parties are unable to agree on an arbitrator within this 30 day period, the arbitrator shall be selected and appointed in accordance with the Rules, provided that any arbitrator appointed using the procedure described in this sentence shall be a retired judge or a practicing attorney with no less than 15 years of experience and an experienced arbitrator.  By agreeing to arbitration, the Disputing Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.  Without prejudice to any provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.  Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  In arriving at a decision, the arbitrator shall be bound by the terms and conditions of this Agreement and shall apply the governing law of this Agreement as designated in Section 15.2.  The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute.  The arbitrator shall award the substantially prevailing party all reasonable costs, expenses and attorneys’ fees incurred in connection with the arbitration proceeding.  The award, which shall be in writing and shall state the findings of fact and conclusions of law upon which it is based, shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties regarding the issues presented to the arbitral tribunal.  Judgment upon any award may be entered in any court of competent jurisdiction.

13.10       Confidentiality.  Each party shall (and shall direct its directors, officers, members, managers, shareholders, employees and representatives to) keep this Agreement (and the related agreements), and the status of the transactions contemplated hereby and thereby, confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated hereby and thereby without the prior knowledge and written consent of the other party hereto; provided, that the foregoing shall not prohibit any disclosure (a) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated hereby and thereby, (b) as required by law and (c) any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure.  In the event that the transactions contemplated by this Agreement (and the related agreements) are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information that they may have concerning the affairs of the other parties except for information required by law to be disclosed.  “Confidential information” includes, but is not limited to, the following:  financial records, reports, plans, proposals, financial information, personnel information, contracts, ownership information, customer lists and related information.

IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be duly executed on the day and year first above written.

CROWDFUNDER, INC.

By:	/s/ MARK KRELOFF
Mark Kreloff, President

GUBB, INC.

By:	/s/ JOE BERGERON
Name:	Joe Bergeron
Title:	President

Signature Page to Asset Purchase Agreement

EXHIBIT A

ASSETS

a)	Proprietary source code for web-based list creation, management and organization system.

b)	Proprietary source for mobile list creation, management and organization.

c)	Interface developed by GUBB, INC. for gubb.net website.

d)	Domain name: gubb.net.

e)	Website and related operations of gubb.net; database that includes 445,593 items within 127,495 user-created lists among
23,455 registered users (as of 5 June 2008).

f)	Artwork, logotypes and other brand-related materials developed by GUBB, INC. for gubb.net

g)	Without limiting the assets set forth in (a) through (f) of this Exhibit A, the source code that comprises all the files in the file listing attached hereto as a Unix/Linux directory printout. The Seller warrants that this file listing is the complete collection of files that comprises the entire functionality of the internet web sites as well as the mobile components contained therein.

EXHIBIT B

EXCLUDED ASSETS

None.

EXHIBIT C

FORM OF

BILL OF SALE AND ASSIGNMENT AGREEMENT

(Attached hereto)

BILL OF SALE AND ASSIGNMENT AGREEMENT

This Bill of Sale and Assignment Agreement (this “Agreement”), dated as of July 20, 2008, is by and between CROWDFUNDER, INC., a Colorado corporation (“Buyer”), and GUBB, INC., a California corporation (“Seller”).  The Seller, on the one hand, and the Buyer, on the other hand, are each referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Buyer will purchase certain assets of the Seller in exchange for the consideration set forth in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.             All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.             Subject to the terms and conditions of the Purchase Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer as of the Closing, good and valid title to the Assets, free and clear of all Liens and Liabilities.

3.             Notwithstanding anything to the contrary contained herein:  (a) nothing contained in this Agreement is intended to provide any rights to either Seller or Buyer (beyond those rights expressly provided to the Seller and Buyer, as the case may be, in the Purchase Agreement); (b) nothing contained in this Agreement is intended to impose any obligations or liabilities on either Seller or Buyer (beyond those rights expressly provided to the Seller and Buyer, as the case may be, in the Purchase Agreement); and (c) nothing contained in this Agreement is intended to limit any of the rights or remedies available to the Seller or Buyer, as the case may be, under the Purchase Agreement.

4.             Nothing contained in this Agreement is intended to provide any right or remedy to any Person, other than the Parties to the Purchase Agreement.

5.             This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns.

6.             This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

7.             This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

CROWDFUNDER, INC.

By:
Mark Kreloff, President

GUBB, INC.

By:
Name:	Joe Bergeron
Title:	President

Signature Page of Sale and Assignment Agreement

EXHIBIT D

FORM OF

REGISTRATION RIGHTS AGREEMENT

(Attached hereto)

[SEE EXHIBIT 4.1 TO THIS CURRENT REPORT ON FORM 8-K]